UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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NORTHERN STATES FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

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NORTHERN STATES FINANCIAL CORPORATION
1601 N. Lewis Avenue
Waukegan, Illinois 60085
Telephone (847) 244-6000
__________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
NORTHERN STATES FINANCIAL CORPORATION
TO BE HELD ON MAY 21, 2009
__________________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Northern States Financial Corporation will be held on Thursday, May 21, 2009, at 4:30 p.m., at the office of NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois.

A proxy statement and proxy card for this Annual Meeting are enclosed.  The Annual Meeting is for the purpose of considering and voting on the following matters:

1.	The election of eleven directors, each to serve a one-year term;

2.	Approval of the 2009 Restricted Stock Plan;

3.	An advisory (non-binding) vote on executive compensation;

4.	The ratification of the appointment of Plante & Moran, PLLC as independent auditors of the Company for the year ending December 31, 2009; and

5.	Such other business as may properly come before the meeting, including whether or not to adjourn the meeting, and any adjournments thereof.

Pursuant to the Bylaws of the Company, the Board of Directors has fixed April 16, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.  Only holders of record of the Company’s common stock at the close of business on such date will be entitled to vote at the Annual Meeting or any adjournments thereof.

EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WITHOUT DELAY, IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

Waukegan, Illinois April 23, 2009	By Order of the Board of Directors, Helen Rumsa Secretary

NORTHERN STATES FINANCIAL CORPORATION
1601 N. Lewis Avenue
Waukegan, Illinois 60085
Telephone (847) 244-6000
__________________________

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 21, 2009
__________________________

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Northern States Financial Corporation, a Delaware corporation, of proxies for use at the Annual Meeting of Stockholders of the Company to be held on May 21, 2009, at 4:30 p.m., at the office of NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois.  This proxy statement and the accompanying proxy card are being mailed to the stockholders on or about April 23, 2009.

Your proxy is being solicited by the Board of Directors of the Company.  The solicitation of proxies will be made by mail except for any incidental solicitation on the part of directors and officers, without additional remuneration, of the Company and of its affiliates in person, by telephone or by facsimile.  The Company will bear the cost of solicitation of proxies and it may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of the Company’s stock.

Stockholders are urged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxy card.  Any proxy given by a stockholder may be revoked at any time before it is exercised.  A proxy may be revoked by filing with the Secretary of the Company a written revocation or by submitting a duly executed proxy bearing a later date.  Any stockholder present at the Annual Meeting may revoke his or her proxy and vote in person on each matter brought before the Annual Meeting.

The shares represented by the enclosed proxy card will be voted as specified by the stockholder.  If no instructions for any or all of the proposals are indicated, the proxy will be voted FOR the election of each of the nominees as Directors, FOR approval of the 2009 Restricted Stock Plan, FOR approval of the advisory proposal on executive compensation, and FOR the ratification of the appointment of the independent auditors.

Directors are elected by a plurality of the votes cast.  Accordingly, abstentions and broker non-votes will not affect the outcome of the election.  With respect to proposals 2, 3 and 4, approval requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the meeting.  Accordingly, shares represented by proxies that are marked “abstain” as to such matters will be counted as votes cast, which will have the same effect as a vote AGAINST such matter.  Proxies relating to shares held in  “street name” which are voted by brokers on one, but not all, matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as votes cast as to such matters not voted upon.

It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them FOR each of the proposals included in this Proxy Statement.  If, prior to the Annual Meeting, any Director nominee should become unavailable for election, an event which is not anticipated by the Board, the proxies will be voted for election of such substitute nominee or nominees as the Board of Directors may propose.  Other than the matters listed in the accompanying Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the meeting.  Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting and at any adjournments of the meeting, including whether or not to adjourn the meeting.

The Company’s 2008 Annual Report on Form 10-K, including the company’s audited consolidated financial statements, is being sent to stockholders concurrently with this proxy statement.

On April 16, 2009, the record date selected by the Board of Directors for the determination of stockholders entitled to vote at the Annual Meeting, the Company had 4,072,255 shares of common stock, $0.40 par value per share, outstanding, and 17,211 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A outstanding.  For each matter to be voted upon at the Annual Meeting, each issued and outstanding share of common stock, as of the record date, is entitled to one vote.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting

The SEC has adopted new e-proxy rules that require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders.  For this year’s Annual Meeting proxy statement, we have chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials on the Internet, we are also mailing a full set of our proxy materials to our stockholders by mail.

Our proxy statement for the 2009 Annual Meeting and our annual report on Form 10-K for the fiscal year ended December 31, 2008, together with the accompanying form of proxy, are available online at www.amstock.com/proxyservices/viewmaterial.asp?conumber=12531.

On or about April 23, 2009, we are mailing a full set of our printed proxy materials to stockholders of record at April 16, 2009.  On the mailing date, April 23, 2009, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on the website referred to above.  These proxy materials will be available free of charge.

If you have any questions or need assistance in submitting your proxy, voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact our transfer agent, American Stock Transfer & Trust Company, LLC at:  6201 15th Avenue, Brooklyn, NY 11219.  Banks and brokerage firms, please call (718) 921-8124.  All other stockholders, please call toll-free (800) 937-5449.

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

As of April 16, 2009, the Board of Directors of the Company consists of eleven directors.  The Directors of the Company also serve as directors of NorStates Bank (the “Bank”), the Company’s wholly-owned subsidiary.  Directors of the Company are elected annually to serve a one-year term.  Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated all of the Company’s incumbent Directors for reelection.  The following table sets forth certain information regarding each Director nominee.  If elected, each Director will serve until the next annual meeting or until a successor is elected and qualified.

Name	Age(1)	Director Since	Principal Occupation and Positions Held with the Company During the Past Five Years.
Fred Abdula	83	1984	Director, Chairman of the Board and Chief Executive Officer. Owner and President of Air Con Refrigeration and Heating, Inc., a heating and air conditioning contracting firm.
Kenneth W. Balza	71	1988	Director. Retired President, Bank of Waukegan.
Theodore A. Bertrand	52	2005	Director. Independent Contractor for RE/Max Showcase, a realty firm.
Jack H. Blumberg	77	1991	Director. Owner and President of Jack H. Blumberg Management Co., a real estate and investment company.
Frank J. Furlan	79	1984	Director. Owner and President of Northern Illinois Survey Co., a civil engineering consulting firm dealing with land development and municipal engineering services.
Harry S. Gaples	73	1987	Director. President of Kleinschmidt Inc. Kleinschmidt provides car location message services to shippers and value-added network services for business documents electronically exchanged.
James A. Hollensteiner	77	1991	Director. Retired Chairman of the Board and President, First Federal Bank, fsb.
Allan J. Jacobs	73	2005	Director. CPA of Counsel for Evoy, Kamshulte, Jacobs & Co., LLP Certified Public Accountants, a public accounting firm.
Raymond M. Mota	59	1996	Director. Owner and President of Mota Construction Co., Inc., a general building construction and contracting firm.
Helen Rumsa	84	1984	Director and Secretary. Secretary of Bertrand Bowling Lanes, Inc., a bowling establishment.

Name	Age(1)	Director Since	Principal Occupation and Positions Held with the Company During the Past Five Years.
Scott Yelvington	53	2008
Director and Executive Vice President.  President and Chief Operating Officer, NorStates Bank, since September 16,  2008.  Prior to joining the Company, was Executive Vice President, Development for Metropolitan Bank Group, Chicago, Illinois from 2007 to 2008; from 2002 to 2007, was Senior Vice President, Chief Operating Officer of the Metropolitan Bank Group.  From 1991 to 2001, President of North Community Bank.  From 1979 to 1990, Vice President LaSalle Bank/Lane Banks.

_______________
(1)	At December 31, 2008.

The Board of Directors has determined that all of the Directors, other than Mr. Abdula and Mr. Yelvington, are “independent” within the meaning of the rules of the NASDAQ Stock Market.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees for Director.

The following table sets forth certain information regarding each Executive Officer of the Company with the exception of Mr. Abdula and Mr. Yelvington, whose information appears above as a Director of the Company.

Name	Age(1)	Principal Positions Held by Executive Officer with the Company During the Past Five Years.
Thomas M. Nemeth	54	Vice President & Treasurer since 1999. Senior Vice President & Controller of the Bank since 2003. Employed by the Company and predecessor since 1979.
Kerry J. Biegay	60
Vice President since 1999.  Executive Vice President of Operations of the Bank since 2008.  From 2006 to 2007, Executive Vice President and Chief Operating Officer of the Bank.  Prior to 2006, Executive Vice President of the Bank and head of operations since 1999.  Employed by the Company and predecessor since 1973.

Shelly Christian	41
Executive Vice President and Chief Lending Officer of the Bank since 2005.  Senior Vice President of the Bank from 2004 to 2005, as a loan officer.  Employed by the Company since 2004.  In 2003 and 2002, employed as a bank examiner with the Illinois Department of Financial and Professional Regulation.  From 1997 to 2001, Vice President-Loans at First Midwest Bank.

Brett Houston	45
Executive Vice President and Chief Risk Officer of the Bank since 2008.  Senior Vice President and Senior Risk Officer of the Bank from 2006 to 2007.  Employed by the Company since 2006.  From 2001 to 2005 was a Senior Consultant/Project Manager for Jefferson Wells International.

_______________
(1)	At December 31, 2008.

CORPORATE GOVERNANCE

Board Meetings

During 2008, the Company’s Board of Directors held 13 meetings, and each incumbent Director attended 75% or more of the aggregate board and committee meetings of the Company on which he or she served, with the exception of Mr. Harry Gaples.  Mr. Gaples attended 73% of the board and committee meetings on which he served.  We have a policy of encouraging Director attendance at the annual stockholders’ meeting.  All of our Directors attended our 2008 annual stockholders’ meeting.

Board Committees

Audit Committee.  The Company’s Audit Committee is comprised of the following directors:  Mr. Jacobs (Chairman), Mr. Blumberg (Vice Chairman), Mr. Gaples, Mr. Hollensteiner, and Ms. Rumsa.  Mr. Jacobs and Mr. Hollensteiner were both designated by the Board as “audit committee financial experts,” as defined in SEC rules.  Mr. Jacobs was designated as an “audit committee financial expert,” based on his knowledge of financial accounting and internal controls from his past experience as a Certified Public Accountant and as a former partner with an accounting firm, and Mr. Hollensteiner was so designated based on his experience serving as Chairman of the Board and President of the former financial institution, First Federal Bank, fsb.

The Audit Committee’s function is to oversee the Company’s financial reporting and internal and external audit functions, including oversight of the work of the Company’s outsourced internal auditors and the annual consolidated audit of the Company and the Bank by its independent auditors.  The Audit Committee is solely responsible for the selection of the independent auditors.  Among other responsibilities, the Audit Committee also reviews the scope of the audit, the financial statements, the independent auditors’ management letter and management’s responses thereto, and preapproves fees charged by the independent auditors for audits and special assignments.

The Audit Committee met nine times in 2008.  This included several meetings with representatives of Plante & Moran, PLLC, the Company’s independent auditors for fiscal 2008.  These meetings with the independent auditors, with and without management present, were held to discuss the results of the independent auditors’ examinations, observations concerning internal controls and the overall quality of the Company’s financial reporting function.  Similar meetings were held with representatives of management.  During 2008, the Audit Committee also met with the independent auditors, various representatives of the third-party firms that provided internal audit services to the Company, and representatives of management to review the Company’s progress in meeting the various requirements of the Sarbanes-Oxley Act.  Mr. Jacobs, as Audit Committee Chairman, also held and attended numerous meetings during the year relating to financial controls and Company compliance with the Sarbanes-Oxley Act.

Each member of the Audit Committee is independent as defined in the NASDAQ listing standards, and meets the SEC’s heightened independence requirements for audit committee members.  A copy of the Committee’s charter was filed as an appendix to the proxy statement for the Company’s 2007 annual stockholders meeting.

Compensation and Employee Benefits Committee.  The Company’s Compensation and Employee Benefits Committee is comprised of the entire Board of Directors, with the exception of Mr. Abdula and Mr. Yelvington.  Mr. Furlan is Chairman of the committee.  The committee met once in 2008.  The principal function of the Compensation and Employee Benefits Committee is to annually review the compensation paid to employees of the Company and its subsidiaries, including the Company’s executive officers, to establish guidelines for salary increases for such employees, and to oversee and administer the profit sharing plans and welfare benefit plans.  All members of the Compensation and Employee Benefits Committee are independent, in accordance with NASDAQ listing standards.  The Compensation and Employee Benefits Committee does not have a charter.

Nominating and Corporate Governance Committee.  The Company’s Nominating and Corporate Governance Committee is comprised of Mr. Blumberg (Chairman), Mr. Furlan, Mr. Jacobs and Ms. Rumsa.  The Committee met one time in 2008.  In February 2009, the Committee met to recommend the slate of Directors standing for election at the 2009 Annual Stockholders Meeting.

The principal functions of the Nominating and Corporate Governance Committee are to select persons to be nominated by the Board of Directors and to consider corporate governance principles and make recommendations to the Board of Directors of corporate governance policies and guidelines.  All members of the Nominating and Corporate Governance Committee are independent directors, in accordance with NASDAQ listing standards.  A copy of the Committee’s charter was filed as an appendix to the proxy statement for the Company’s 2007 Annual Stockholders Meeting.

Director Nomination Process.  The Nominating and Corporate Governance Committee is responsible for recommending a slate of nominees to the Board of Directors annually for approval.  The process for identifying and evaluating nominees to the Board of Directors is initiated by considering the appropriate balance of experience, skills and characteristics appropriate for the Company’s Board of Directors, given the current needs of the Company.  In identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought, the Committee will consider input from members of the Board.  The committee generally considers renomination of incumbent directors, provided they continue to meet the qualification criteria determined appropriate by the committee.

Criteria for Board Nomination.  Nominees for Director are selected on the basis of their depth and breadth of experience, standing in the community, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business, and willingness to devote adequate time to Board duties.  The Committee believes qualified incumbent Directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgement gained through experience as a Director of the Company.  The value of these benefits may outweigh other factors.  The Company’s Nominating and Corporate Governance Committee also seeks to insure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market, and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

Stockholder Recommendations.  The committee will use a similar process to evaluate candidates recommended by stockholders.  To recommend a prospective nominee for the committee’s consideration, stockholders must submit the candidate’s name and qualifications to the Chairman of the Nominating and Corporate Governance Committee.  Submissions must include:  (a) the proposed nominee’s name and qualifications (including five-year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any)), and the reasons for such recommendation, (b) the name and the record address of the stockholder or stockholders proposing such nominee, (c) the number of shares of common stock of the Company that are beneficially owned by such stockholder or stockholders, and (d) a description of any financial or other relationship between the stockholder or stockholders and such nominee, or between the nominee and the Company or any of its subsidiaries.  The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders.  Recommendations received by March 9, 2010 will be considered for nomination at the 2010 Annual Meeting of Stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Directors and Executive Officers of the Company and their associates are, as they have been in the past, customers of, and have had transactions with, NorStates Bank, and additional transactions may be expected to take place in the future between such persons and the Bank.  All outstanding loans from the Bank to such persons and their associates were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.  Any future transactions, including loans, between the Company (including the Bank) and its officers, directors and affiliates will be approved by a majority of disinterested directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

At December 31, 2008, loans made by the Bank to Executive Officers and Directors of the Company and related parties totaled $739,000 or 1.20% of stockholders’ equity.  Unused commitments to make loans to Executive Officers and Directors of the Company totaled $1,609,000 at December 31, 2008.

The Company made payments totaling $143,579 in 2008 to companies owned by certain Executive Officers or Directors of Company.  Payments totaling $122,469 for maintenance and replacement of heating and air conditioning systems of properties owned by the Company were paid in 2008 to Air Con Refrigeration and Heating, Inc., a company owned by Mr. Abdula.  Payments totaling $21,110 for review of site plans and proposed plat of subdivisions were paid in 2008 to Northern Illinois Survey Company, a company owned by Mr. Furlan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of April 16, 2009, by (i) each Director, (ii) each Executive Officer, and (iii) all Executive Officers and Directors as a group.  Beneficial ownership means the sole or shared power to vote or dispose of such securities.

Name of Director Nominee or Executive Officer	Number of Shares Beneficially Owned	Percent Ownership
Fred Abdula(1)	755,265	18.5%
Kenneth W. Balza	22,571	*
Theodore A. Bertrand	340,120	8.4%
Jack H. Blumberg	8,710	*
Frank J. Furlan	34,800	*
Harry S. Gaples	86,300	2.1%
James A. Hollensteiner	48,500	1.2%
Allan J. Jacobs	5,300	*
Raymond M. Mota(2)	20,175	*
Helen Rumsa	68,500	1.7%
Scott Yelvington	50,000	1.2%
Kerry J. Biegay	8,500	*
Shelly Christian	1,500	*
Brett Houston	205	*
Thomas M. Nemeth	1,173	*
All Director nominees and Executive Officers of the Company (15 persons)	1,451,619	35.6%
_______________
*	Less than 1%.
(1)
Includes 40,000 shares held by Mr. Abdula’s adult child, who is a member of Mr. Abdula’s household, 15,000 shares held in a trust for the benefit of Mr. Abdula’s sister, an aggregate of 2,400 shares held in various trusts for the benefit of Mr. Abdula’s children, and 70 shares held by the Air Con Employees Pension Plan.

(2)	Includes 13,975 shares pledged pursuant to loan arrangements with the Bank.

To the Company’s knowledge, the following table lists persons who beneficially own 5% or more of the Company’s common stock as of April 16, 2009, other than Mr. Fred Abdula and Mr. Theodore A. Bertrand, whose beneficial ownership is set forth above.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent Ownership
Thomas Bertrand 17585 West Bridle Trail Rd. Gurnee, IL 60031	349,000	8.6%

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s Executive Officers and Directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC.  Such persons are also required by the SEC rules to furnish the Company with copies of such forms that they file pursuant to Section 16(a).  Based solely on its review of the copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during fiscal year 2008, all Section 16(a) filing requirements were timely complied with, as applicable to its Executive Officers and Directors, except that Mr. Biegay filed one delinquent Form 4 during 2008.  A report describing such transaction was subsequently filed.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Employee Benefits Committee (the “Compensation Committee”) of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for the Company’s Executive Officers, including the Chief Executive Officer.  The discussion below summarizes the key components of the Company’s Executive Officer compensation philosophy and programs, and describes the basis on which 2008 compensation determinations were made by the Compensation Committee with respect to the Executive Officers of the Company.

The Compensation Committee is comprised of the entire Board of Directors, with the exception of Mr. Abdula and Mr. Yelvington.  The Chairman is Mr. Furlan, who is an independent director, as defined by NASDAQ listing standards.

The objectives of the Compensation Committee are to enhance stockholder value, see that business objectives are aligned, and to retain the necessary management to achieve these objectives.  The Compensation Committee considers all elements of compensation when determining individual components of an Executive Officer’s pay.  The Compensation Committee relies in part on recommendations from the Chairman of the Board regarding compensation levels for the Company’s Executive Officers and officers of its subsidiary, NorStates Bank, excluding himself.

Compensation Program Components.  The Compensation Committee regularly reviews the Company’s compensation programs to ensure that pay levels and incentive opportunities are competitive, and reflect the performance of the Company.  This entails an evaluation of both the total compensation levels and the individual components, as weighted relative to one another, of the compensation program for officers, including base salary, incentive bonus, profit sharing contributions or payments, insurance benefits and other perquisites.  In determining competitive levels, the Committee obtains and utilizes information such as compensation surveys and comparative analyses of compensation data in other proxy statements of peer companies, outside compensation consultants and other sources.  The Company’s incentive plans are designed to link directly to financial performance measures; therefore, the actual value of an executive’s compensation package will vary, based on the performance of the Company.

Following is a description of the elements of the Company’s executive compensation program and how each element relates to the Company’s Executive Officers as to compensation objectives and policies:

Base Salary.  The Compensation Committee reviews each Executive Officer’s salary annually.  In determining the appropriate executive salary level, the Committee considers the level and scope of responsibility, experience, a subjective evaluation of overall Company performance, individual performance, and return on equity, as well as pay practices of other peer banking companies relating to executives of similar responsibility.  No specific weightings are assigned to these criteria.

The Compensation Committee reviews and approves all salary changes for the Company’s Executive Officers based on a combination of factors, such as performance, salary level relative to the competitive market, and the salary budget for the Company.

By design, the Company strives to pay its Executive Officers a salary that is in line with competitive market levels.  In defining the competitive market, the Committee includes companies in the financial institutions industry with an average size and location comparable to the Company, and uses compensation survey studies to assist it in making this determination.

The Executive Officers’ base salary for 2008, with the exception of the Chief Executive Officer, Mr. Abdula, was determined at the Compensation Committee meeting held on December 8, 2007.

The base salary of the Chief Executive Officer, Mr. Abdula, was determined at the December 13, 2008 meeting of the Compensation Committee.  Mr. Abdula became Chairman of the Board to the Bank’s predecessor, Bank of Waukegan, in 1982, and became Chairman of the Board of the resultant NorStates Bank, when the Bank of Waukegan and First State Bank of Round Lake merged on November 10, 2005.  When the Company was formed in 1984 as the parent bank holding company of the Bank of Waukegan, Mr. Abdula became Chairman and Chief Executive Officer of the Company.  His compensation package has been designed to encourage short- and long-term Company performance in line with the interests of the stockholders.

Annually, the Compensation Committee receives an analysis on all aspects of the Chief Executive Officer’s remuneration and the relationship of the Chief Executive Officer’s compensation to comparative data.  During its review, the Committee primarily considers the Company’s overall performance (i.e., earnings growth, return on average assets and total stockholder return), adherence to the Company’s strategic plan and the development of sound management practices.  No specific weightings are assigned to these factors.  Therefore, although there is necessarily some subjectivity in setting the Chief Executive Officer’s salary, major elements of the compensation package are directly tied to Company performance.  Additionally, in its review of management performance and compensation, the Committee has also taken into account the Chief Executive Officer’s consistent commitment to the long-term success of the Company.

In accordance with the Compensation Committee’s established procedures and policies noted above, at its meeting on December 13, 2008, the Compensation Committee set the base salary for the Chief Executive Officer at $200,000 for 2008, which was paid in December 2008 in a lump sum.  Mr. Abdula’s base salary for 2007 was also $200,000.

The base salaries of the Company’s Executive Officers including Mr. Abdula, is below the mid-point of the competitive market for 2008.

Bonus Incentives.  During 2008, the Compensation and Employee Benefits Committee reviewed a discretionary bonus program to foster maximum performance.

For the Executive Officers, with the exception of the Chief Executive Officer, the Committee at their meeting on December 13, 2008 reviewed a discretionary bonus program for 2008, after reviewing 2008 performance to that date.  Due to declining earnings per share, net interest margin and return on average assets and an unimproved efficiency ratio, the Board of Directors decided against payment of any bonus for the Executive Officers for 2008.

Each year the Compensation Committee reviews the annual bonus for Mr. Abdula separately from the other Executive Officers.  In rating the performance of, and in determining the amount of annual bonus payment for Mr. Abdula, the Compensation Committee considers the overall effectiveness of Mr. Abdula in guiding the affairs of the Company, as evaluated by corporate performance for the year and by progress toward long-range objectives and strategies.

The Compensation Committee, at their meeting on December 13, 2008, reviewed corporate objectives, financial performance and return to stockholders to determine the Chief Executive Officer’s bonus for 2008.  The Company’s financial performance to date for 2008, as measured by basic earnings per share, return on average assets and efficiency ratio, had not improved from fiscal 2007.  As such, the Chief Executive Officer recommended that no bonus be paid to him for 2008.  The Compensation

Committee, taking the Chief Executive Officer’s request into consideration, chose not to pay a bonus to the Chief Executive Officer in 2008.

Profit Sharing Incentives.  At its December 13, 2008 meeting, the Compensation Committee reviewed whether a profit sharing amount would be distributed to the Company’s employees for 2008.  The Company does not have a pension plan.  In order to be competitive with other financial institutions in the area of employee benefits, the Committee looks at estimated profits for the year, and determines, at its discretion, an amount to be contributed to each employee under the Company’s Qualified Defined Contribution Plan.  As it was expected that the Company would have a loss in 2008, based on financial performance to date, the Compensation Committee decided against making any profit sharing contributions to any employee of the Company for 2008.

Employment Agreements. On September 16, 2008, the Company entered into an employment agreement with Mr. Yelvington in connection with his appointment as President and Chief Operating Officer of the Bank and Executive Vice President of the Company.  Mr. Yelvington was also appointed to the Board of Directors of the Company and the Bank.  The agreement’s initial term ends on December 31, 2010, which is subject to automatic extension for successive one year terms, unless earlier terminated by either the Bank or Mr. Yelvington upon prior notice no later than November 1st of the applicable year.  Under the agreement, Mr. Yelvington is entitled to a base salary of $240,000 per year, subject to increase from time to time as the Board of Directors of the Bank may determine, in its discretion.  Mr. Yelvington is also eligible to receive a bonus equal to 10% of his annual base salary and a profit sharing bonus equal to 5% of his base salary, with the actual amount, if any, to be determined by the Board of Directors of the Bank in its discretion.  Mr. Yelvington will also be eligible to participate in any equity-based incentive compensation plan or program that may be adopted by the Bank or the Company in the future.  Mr. Yelvington is also entitled to certain customary employee benefits, including vacation time, an automobile allowance and the reimbursement of certain club membership dues.

Under the agreement, if Mr. Yelvington’s employment is terminated without “just cause” (as defined in the agreement) or by Mr. Yelvington for “good reason” (as defined in the agreement), he will be entitled to receive an amount equal to one year base salary plus his target annual bonus.  In the event Mr. Yelvington’s employment is terminated within 12 months following a “change in control” (as defined in the agreement), Mr. Yelvington is entitled to receive a lump sum payment equal to the sum of two times his base salary plus two times his target annual bonus, subject to a “gross up” for the payment of any amounts due pursuant to Section 280G of the Internal Revenue Code.  In addition, any outstanding equity awards previously granted to Mr. Yelvington will immediately vest.  The agreement also includes customary non-solicitation and confidentiality provisions.

The following table summarizes the amounts payable to Mr. Yelvington if his employment is terminated without “just cause” (as defined in the agreement) or by Mr. Yelvington for “good reason” (as defined in the agreement).  Please note, during the period that the U.S. Treasury holds preferred stock of the Company pursuant to the CPP, the Company may be prohibited or restricted from making the payments described below.

Name	Base Salary	Annual Bonus(1)	Estimated Insurance Benefits(2)	Total(3)
Scott Yelvington	$240,000	$24,000	$7,045	$271,045
_______________
(1)	Mr. Yelvington is eligible to receive a bonus equal to 10% of his annual base salary.
(2)
Includes estimated cost for the twelve months following termination of medical, dental, life and disability insurance coverage substantially identical to the terms and coverage maintained by the Company for Mr. Yelvington prior to termination.

(3)	Payable in substantially equal payments for twelve months after termination.

The following table summarizes the amounts payable to Mr. Yelvington in the event his employment is terminated within 12 months following a “change in control” (as defined in the agreement).  Please note, during the period that the U.S. Treasury holds preferred stock of the Company pursuant to the CPP, the Company may be prohibited or restricted from making the payments described below.

Name	Base Salary(1)	Annual Bonus(1)	Estimated Insurance Benefits(2)	Total
Scott Yelvington	$480,000	$48,000	$20,508	$548,508
_______________
(1)
Mr. Yelvington is entitled to receive a lump sum payment equal to the sum of two times his base salary plus two times his target bonus, payable within ten business days after termination.  Mr. Yelvington is eligible to receive a bonus equal to 10% of his annual base salary.

(2)
Includes estimated cost of medical, dental, life and disability insurance coverage substantially identical to the terms and coverage maintained by the Company for Mr. Yelvington prior to termination for 36 months after termination.

The Company reserves the right to terminate Mr. Yelvington’s employment agreement for “just cause” (as defined in the agreement).  In the event the agreement is terminated for “just cause,” the Company shall only be obligated to continue to pay Mr. Yelvington his salary up to the date of termination.  Likewise, in the event of termination of the employment agreement by Mr. Yelvington without “good reason” (as defined in the agreement), compensation and benefits will be terminated upon the proposed date of employment termination or as may otherwise be determined by the chief executive officer or the Board of Directors.  In the event of the death of Mr. Yelvington during the term of the agreement, his estate shall be entitled to receive all compensation due to him through the last day of employment in which his death shall have occurred, including any life insurance benefit payable under the policy maintained by the Company on the date of death.

COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE REPORT

This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act (the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation and Employee Benefits Committee of the Board of Directors of the Company oversees the Company’s compensation programs on behalf of the Board.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and in the Company’s proxy statement in connection with the Company’s 2009 Annual Meeting of Stockholders, to be filed with the SEC.

The foregoing report is submitted by the Compensation and Employee Benefits Committee.

Kenneth W. Balza	Theodore A. Bertrand	Jack H. Blumberg	Frank J. Furlan (Chair)
Harry S. Gaples	James A. Hollensteiner	Allan J. Jacobs	Raymond M. Mota
Helen Rumsa

DIRECTOR COMPENSATION

All Directors serve on the Board of Directors of both the Company and the Bank.  Directors receive no separate compensation for serving on the Board of Directors of the Company, or for any Company Board or committee meetings attended.  During 2008, Directors received $1,000 for each Bank Board of Directors meeting, with the exception of Mr. Blumberg and Mr. Furlan, who each received $1,300 per meeting as members of the Bank’s Executive Loan Committee.  Ms. Rumsa received $1,400 for each Bank Board of Directors meeting as compensation for responsibilities for recording the minutes of each Board and committee meeting.  Mr. Jacobs received $1,900 per meeting as Chairman of the Company’s Audit Committee and as a member of the Bank’s Executive Loan Committee.  Mr. Yelvington receives no compensation as a Director.  Director fees are expected to remain unchanged for 2009.

The following table sets forth the compensation paid by the Company and its subsidiaries to each of the Directors in 2008, with the exception of Company’s Chief Executive Officer, Mr. Abdula, whose fees are included in the Summary Executive Officers’ Compensation table below, and Mr. Yelvington, who does not receive any director fees.

DIRECTORS’ COMPENSATION FOR 2008

Fees Earned or Paid in Cash
Kenneth W. Balza	$12,000
Theodore A. Bertrand	12,000
Jack H. Blumberg(1)	15,600
Frank J. Furlan(1)	15,600
Harry S. Gaples	12,000

Fees Earned or Paid in Cash
James A. Hollensteiner	12,000
Allan J. Jacobs(1) (2)	22,800
Raymond M. Mota	12,000
Helen Rumsa(3)	16,800
_______________
(1)	Member of the Bank’s Executive Loan Committee.
(2)	Chairman of the Audit Committee.
(3)	Secretary to the Board of Directors.

SUMMARY EXECUTIVE OFFICER COMPENSATION

The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities, including amounts paid for service as a Director, if applicable, for the years ended December 31, 2008, 2007 and 2006, for persons serving as the Company’s “Principal Executive Officer” and “Principal Financial Officer” during 2008, and for the next most highly compensated Executive Officers (the “Named Executive Officers”) serving at December 31, 2008.  No other Executive Officer of the Company or the Bank earned and/or received total compensation in excess of $100,000 in 2008.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total Compensation
Fred Abdula, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	2008 2007 2006	$200,000 200,000 180,000	$ — — —	$12,000(1) 15,800(2) 15,070(3)	$212,000 215,800 195,070
Scott Yelvington, Executive Vice President; NorStates Bank – President and Chief Operating Officer(4)	2008 2007 2006	67,385 — —	— — —	3,369(5) — —	70,754 — —
Thomas M. Nemeth, Vice President & Treasurer; NorStates Bank – Senior Vice President & Controller (Principal Financial Officer)	2008 2007 2006	130,034 125,033 103,547	— 13,256(7) 19,318(9)	500(6) 13,888(8) 3,835(10)	130,534 152,177 126,700
Kerry J. Biegay, Vice President; NorStates Bank – Executive Vice President of Operations	2008 2007 2006	167,994(11) 156,975 135,000(14)	— 17,557(12) 24,416(15)	— 23,666(13) 4,980(16)	167,994 198,198 164,396
Shelly Christian, NorStates Bank – Executive Vice President & Chief Lending Officer	2008 2007 2006	158,485 150,938 125,000	— 17,311(18) 23,457(20)	860(17) 16,771(19) 4,625(21)	159,345 185,020 153,082
Brett Houston NorStates Bank – Executive Vice President & Chief Risk Officer	2008 2007 2006	141,193(22) 126,788 78,347(25)	— 16,159(23) 14,517(26)	— 14,134(24) —	141,193 157,081 92,864

_______________
(1)	Consists of $12,000 of director fees.
(2)	Consists of a $6,200 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and $9,600 of director fees.
(3)	Consists of a $5,470 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and $9,600 of director fees.
(4)	Began employment September 2008.
(5)	Consists of automobile allowance of $3,369.
(6)	Consists of a $500 employee finder’s fee incentive.
(7)	Consists of a $9,103 performance bonus and a $4,153 profit sharing bonus.
(8)	Consists of a $4,270 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and $9,618 in payment of accrued vacation days due to policy change.
(9)	Consists of a $15,532 performance bonus and a $3,786 profit sharing bonus.
(10)	Consists of a $3,835 profit sharing contribution in the Company’s Qualified Defined Contribution Plan.
(11)	Includes payment for unused vacation days of $3,170.
(12)	Consists of a $12,156 performance bonus and a $5,401 profit sharing bonus.
(13)	Consists of a $5,553 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and a $18,113 payment of accrued vacation days due to policy change.
(14)	Includes $5,000 for vacation days not taken.
(15)	Consists of a $19,500 performance bonus and a $4,916 profit sharing bonus.
(16)	Consists of a $4,980 profit sharing contribution in the Company’s Qualified Defined Contribution Plan.
(17)	Consists of a $500 employee finder’s fee incentive and a $360 loan fee collection incentive.
(18)	Consists of a $12,293 performance bonus and a $5,018 profit sharing bonus.
(19)	Consists of a $5,160 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and a $11,611 payment of accrued vacation days due to policy change.
(20)	Consists of a $18,892 performance bonus and a $4,565 profit sharing bonus.

(21)	Consists of a $4,625 profit sharing contribution in the Company’s Qualified Defined Contribution Plan.
(22)	Includes payment for vacation days not taken in the amount of $2,750.
(23)	Consists of a $9,104 performance bonus and a $7,055 profit sharing bonus.
(24)	Consists of a $4,381 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and a $9,753 payment of accrued vacation days due to policy change.
(25)	Includes $404 for vacation days not taken.
(26)	Consists of a $11,812 performance bonus and a $2,705 profit sharing bonus.

PROPOSAL 2:  ADOPTION OF THE 2009 RESTRICTED STOCK PLAN

General

At its April 9, 2009 meeting, and upon the recommendation of the Compensation and Employee Benefits Committee, but subject to stockholder approval, the Company’s Board of Directors adopted the 2009 Restricted Stock Plan (the “Plan”).  The goal of the Plan is to promote the Company’s long-term financial success and to increase stockholder value.  Awards under the Plan may be made to employees of both the Company and its subsidiaries.  Awards may also be made to non-employee directors of the Company and its subsidiaries.  The Plan will enhance our ability to attract and retain employees and directors upon whose judgment, skill, and efforts the success of the Company’s business depends.

The material terms and principal features of the Plan are summarized below.  A copy of the Plan is included as Appendix A to this proxy statement.  We encourage you to read the Plan in its entirety.  References in this summary to the Code mean the Internal Revenue Code of 1986, as amended.

Authorized Shares

The Plan authorizes the issuance of 400,000 shares of our common stock.  That number amounts to approximately 10% of the Company’s total outstanding shares.  Shares of the Company’s common stock issued under the Plan may consist in whole or in part of treasury shares or authorized and unissued shares not reserved for any other purpose.  If an award made under the Plan is later forfeited, terminated, exchanged, or otherwise settled without the issuance of shares or payment of cash, the shares associated with that award may again become available for future grants.

Awards

Awards may consist of shares of restricted stock, meaning shares of the Company’s common stock, with associated voting rights and the right to receive dividends, if any, paid on common stock.  Awards may also consist of restricted stock units, with each unit representing the right to receive a share of the Company’s common stock.  Restricted stock units would not have voting rights or the right to receive dividends until the terms of the award are satisfied and shares of the Company’s common stock are actually issued; however, dividend equivalents may be credited to a restricted stock unit award.

The terms and conditions of each award will be set forth and described in an award agreement between the Company and the participant.  By accepting an award, a participant agrees to be bound by the terms of the Plan and the award agreement.  If there is a conflict between the terms of the Plan and the terms of the associated award agreement, the terms of the Plan will govern.

Plan Administration

A committee of our board of directors, known as the Plan Committee, will administer the Plan.  The Plan Committee must consist of at least three individuals, each of whom must be:

•	an outside director within the meaning of Code section 162(m), receiving no compensation from us or from a related entity in any capacity other than as a director, except as permitted by the Code,

•	a non-employee director within the meaning of the Securities and Exchange Commission’s Rule 16b-3, and

•	an independent director within the meaning of Nasdaq’s Marketplace Rules, specifically Rule 4200(a)(15).

The Board of Directors designated its Compensation and Employee Benefits Committee to serve as the Plan Committee.  The Board believes that each of the individual members of that committee satisfies the independence requirements of Code section 162(m), SEC Rule 16b-3, and Nasdaq Rule 4200(a)(15).

The Plan Committee has final authority to make awards to employees and establish award terms.  The amount and terms and conditions of awards to non-employee directors, however, must be established by the entire Board of Directors.  Accordingly, when the term Plan Committee is used in reference to grants to non-employee directors, the term means the entire Board of Directors.  The Plan Committee’s authority includes the power to:

•	construe and interpret the Plan,

•	adopt, amend, and rescind rules and regulations relating to administration of the Plan,

•	designate the employees to whom the awards will be made, and

•	specify the terms and conditions of each award.

Under Plan section 4.4 our Directors are entitled to indemnification by us for liabilities arising under the Plan.

Award Eligibility

The Plan Committee may make awards to any employee of the Company or any of its subsidiaries.  In a single year, no participant may be granted an award for more than 10% of the total number of shares issuable under the Plan.  There currently are approximately 145 full-time employees of the Company and the Bank who will be eligible to receive awards under the Plan, including the Company’s and the Bank’s officers.  The Company and the Bank currently have nine non-employee directors who likewise will be eligible for awards.  The selection of participants and the nature and size of awards are within the discretion of the Plan Committee in the case of awards to employees, and they are within the discretion of the Board in the case of awards to non-employee directors.  No awards have been made under the Plan.  No discretionary awards to employees or Directors are currently determinable.

Adjustments

In the event of a stock dividend, stock split, recapitalization, merger, or other similar corporate change that affects our outstanding shares of common stock, the Plan Committee will make adjustments to prevent dilution or enlargement of benefits provided under the Plan, including adjustment of the number of shares authorized under the Plan, adjustment of award limits, and adjustments of the terms of any outstanding awards.

Description of Awards

A restricted stock award is an award of common stock that is subject to transfer restrictions and subject to the risk of forfeiture if the conditions specified in the award agreement are not satisfied by the end of a specified period.  During the restriction period established by the Plan Committee as set forth in an award agreement, restricted stock is considered to be held in escrow and may not be sold, transferred, or hypothecated.  Restricted stock vests when the conditions to vesting stated in the award agreement are satisfied, and at that time, the transfer restrictions and risk of forfeiture lapse and the shares are released to the participant.  Restricted stock is forfeited if the vesting conditions are not satisfied, and if that occurs the shares again become available under the Plan for future awards.  Unless an award agreement for restricted stock specifies otherwise, a participant who holds restricted stock has the right to receive dividends or other distributions, if any, on the shares and the right to vote the shares during the restriction period.  But dividends or other distributions payable in the form of stock would themselves be considered shares of restricted stock and would be subject to the same restrictions and conditions as set forth in the original restricted stock award.

Restricted stock unit awards are essentially the same as restricted stock awards, except that the holder of a restricted stock unit has no associated voting rights or the right to receive dividends.  Dividends paid on shares may be credited to a restricted stock unit award, however, in the form of dividend equivalent units.  Unvested awards generally are not transferable except as specified in the Plan.

If restricted stock or restricted stock unit awards are made, they are most likely to be made at no cost to the participant.  However, the Plan Committee could make an award conditional upon the participant paying a purchase price for the shares of restricted stock, in addition to other conditions that could be imposed.  Although the Plan places no limitations on the conditions that may be imposed on restricted stock awards, we expect that the principal condition imposed would consist of a time-vesting feature, meaning the award recipient would become fully vested in, as well as the owner of, unencumbered shares of common stock if the participant remains employed with us or the Bank for a specified period.

Effect of Termination of Service on Awards

Unless the participant’s award agreement provides otherwise, when a participant employee’s service terminates or when a non-employee director participant’s service terminates, the portion of any award held by the participant that is not vested is forfeited.

Effect of a Change in Control

If a change in control (as defined in the Plan) of the Company occurs, the Plan Committee has broad authority and sole discretion to take actions it deems appropriate to preserve the value of participants’ awards.  If a change in control occurs, the Plan Committee may, for example:

•	accelerate the vesting of any or all awards, despite any limitations stated in the Plan or in an award agreement, or

•
cancel any or all outstanding unvested restricted stock awards and restricted stock units in exchange for the kind and amount of consideration that the holder of the award would have received had the award been vested before the change in control.

The Plan Committee may provide for these results in advance in an award agreement, or may provide for these results when a change in control actually occurs, or both.  Alternatively, the Plan Committee also has the right to require the acquiring company in a change in control to take any of these actions.

Events that would constitute a change in control are defined in section 7.1 of the Plan, but the Plan defers to any competing definition contained in another agreement to which a participant may be a party, such as an employment agreement, or the competing definition contained in Code section 409A if that provision of the Federal tax code is deemed to apply to the participant’s award.  In general, a change in control means one or more of the following events:

•
a change in the composition of our board of directors, after which the incumbent members of the board on the effective date of the Plan – including their successors whose election or nomination was approved by those incumbent directors and their successors – no longer represent a majority of the board, or

•
a person (other than persons such as subsidiaries or benefit plans) becomes a beneficial owner of our securities representing 25% or more of the combined voting power of all securities eligible to vote for the election of directors, excepting business combinations after which our stockholders own more than 50% of the resulting company and excepting stock issuances approved by incumbent directors and their successors, or

•
a merger, consolidation, share exchange, or similar form of business combination transaction requiring approval of our stockholders, excepting business combinations after which our stockholders own more than 50% of the resulting company, or

•	our stockholders approve a plan of complete liquidation or dissolution or sale of all or substantially all of our assets.

Amendment, Modification and Termination of the Plan

The Plan was adopted by the Company’s Board of Directors at its meeting on April 9, 2009.  But the Plan will not become effective unless it is also approved by the Company’s stockholders.  If approved, the Plan will remain in effect until the tenth anniversary of the date the Plan was approved by the Board.

The Company may terminate, suspend, or amend the Plan at any time without stockholder approval, unless stockholder approval is necessary to satisfy applicable requirements of SEC Rule 16b-3, the Code, or any securities exchange, market, or other quotation system on which our securities are listed or traded.  However, no amendment of the Plan may (i) result in the loss of a Plan Committee member’s status as a non-employee director as defined in SEC Rule 16b-3, (ii) cause the Plan to fail to satisfy the requirements of Rule 16b-3, or (iii) adversely affect outstanding awards.  However, the Company may amend the Plan as necessary to comply with Code section 409A even if the amendment does adversely affect participants’ rights.

Accounting for Share-Based Payments

In December 2004, the Financial Accounting Standards Board (FASB) published FASB Statement No. 123 (revised):  Share Based Payment (SFAS 123 (R)).  SFAS 123 (R) requires that the compensation cost relating to share-based payment transactions, including grants of stock options, be recognized as an expense in financial statements.  For this purpose cost is measured based on the fair value of the equity instrument issued, according to any option-pricing model satisfying the fair value objective of SFAS 123 (R).

Capital Purchase Program

The Company participates in the Capital Purchase Program (“CPP”) of the Troubled Asset Relief Program implemented by the U.S. Department of Treasury (the “U.S. Treasury”) under the Emergency Economic Stabilization Act of 2008, having sold preferred stock to the U.S. Treasury on February 20, 2009.  Companies participating in the CPP must adopt the U.S. Treasury’s standards for executive compensation and corporate governance for the period during which the U.S. Treasury holds the companies’ securities.  The U.S. Treasury’s standards are subject to change, applied either prospectively or retroactively.

For as long as the U.S. Treasury holds the Company’s securities acquired under the CPP, the Company’s Compensation and Employee Benefits Committee must annually review with the Company’s senior risk officers the incentive compensation arrangements for its senior executive officers.  Our senior executive officers currently are President and Chief Executive Officer Fred Abdula, Vice President and Treasurer Thomas M. Nemeth, Executive Vice President Scott Yelvington, Vice President Kerry J. Biegay, NorStates Bank’s Executive Vice President and Chief Lending Officer Shelly Christian and NorStates Bank's Executive Vice President and Chief Risk Officer Brett Houston.  The purpose of the committee’s review of senior executive officer incentive compensation arrangements is to ensure that the arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company.  The Plan is an incentive compensation arrangement and is therefore subject to this annual review.

Amending the Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009 (the “ARRA”) directs the U.S. Treasury Department to adopt rules governing the executive compensation practices of companies participating in the CPP.  The ARRA states that the U.S. Treasury Department rules must contain the following specific limitations and provisions:

1)           executive compensation arrangements must exclude incentives for senior executive officers to take unnecessary and excessive risks that threaten the value of the CPP participating company; executive compensation arrangements also must not contain any provision that would encourage manipulation of reported earnings to enhance any employee’s compensation,

2)           if a bonus or other award is made based on materially inaccurate financial statements to any senior executive officer or any of the next 20 most highly compensated employees, the bonus or other award must be recovered, or “clawed back,” by the company,

3)           payments made on account of an executive’s termination of service – referred to in the ARRA as golden parachute payments – are prohibited altogether in the case of the senior executive officers and the next five most highly compensated employees, although payments for services performed or for benefits accrued are permitted, and

4)           except for limited amounts of restricted stock, bonus and incentive compensation may not be paid to the most highly compensated employee for as long as the preferred stock issued under the CPP continues to be held by the U.S. Treasury Department.  Although bonus and incentive compensation is prohibited, a CPP participant may award to the most highly compensated employee restricted stock with a value of up to one third of his or her compensation, but the restricted stock may not become fully vested until the preferred stock issued under the CPP is no longer held by the U.S. Treasury Department.

The ARRA also provides that a CPP participant’s board must adopt a company-wide policy governing luxury expenditures, including expenditures for such things as use of company airplanes, office renovations, and entertainment.  And if the company does not already have an independent compensation committee meeting at least twice annually, the company must establish a board committee consisting entirely of independent directors that will meet at least twice annually to evaluate risks associated with the company’s compensation arrangements.  Finally, the ARRA also allows the U.S. Treasury Department to demand recovery of bonuses and other compensation paid before that statute was enacted if the U.S. Treasury Department concludes that the payments were inconsistent with the purposes of the CPP or contrary to the public interest.

As a condition to the Company’s participation in the CPP, our senior executive officers entered into agreements with the Company placing restrictions and limitations on their compensation arrangements.  Applying for as long as the U.S. Treasury holds the Company’s preferred stock, these restrictions and limitations would override any conflicting provisions of the senior executive officers’ compensation arrangements, including awards made under the Plan, and could have the effect of reducing benefits realized by our senior executive officers under the Plan.  The terms of the CPP released by the U.S. Treasury also required the senior executive officers to execute a waiver releasing the U.S. Treasury from any claims that they might have against the U.S. Treasury as a result of the issuance of any Federal regulations that require the modification of the terms of their compensation arrangements.  In addition, companies participating in the CPP may not deduct for tax purposes annual executive compensation exceeding $500,000 for each senior executive officer.

U.S. Federal Income Tax Consequences

The following discussion briefly summarizes the Federal income and employment tax consequences relating to the Plan.  This summary is based on existing provisions of the Code, final, temporary, and proposed U.S. Treasury Regulations promulgated under the Code, existing judicial decisions, and current administrative rulings and practice, all of which are subject to change, possibly retroactively.  Included for general informational purposes only, this summary is not a complete description of the applicable federal income or employment tax laws and it does not address state or local tax consequences and other tax consequences.

Generally, we will withhold from distributions under the Plan the amount of cash or shares we determine is necessary to satisfy applicable tax withholding obligations.  Alternatively, we may require participants to pay to us the amount necessary to satisfy applicable tax withholding obligations.

Tax Consequences Generally.  Unless a participant makes an election under Code section 83(b) to recognize taxable income, a participant generally does not have taxable income when restricted stock and restricted stock units are granted.  Likewise, we are not entitled to a compensation deduction at that time.  Instead, a participant recognizes ordinary income when the shares of restricted stock or restricted stock units vest, meaning when the shares are no longer subject to a substantial risk of forfeiture.  The income recognized at that time is equal to the fair market value of the stock the participant receives when the restrictions lapse, less any consideration paid for the restricted stock.  The Company is generally entitled to a deduction equal to the income that the participant recognizes.  Also, the same amount is subject to employment taxes, including social security and Medicare taxes.  When a participant finally disposes of restricted stock that has vested, the participant will have a long-term or short-term capital gain or loss, depending on whether the participant held the shares for more than one year after the restricted stock award vested, and depending on the sale price.

If a participant makes an election under Code section 83(b), the participant recognizes ordinary income on the grant date equal to the fair market value of the shares of restricted stock on the grant date.  We are entitled to a deduction equal to the income that the participant recognizes at that time.  Also, the same amount is subject to employment taxes, including social security and Medicare taxes.  However, the participant recognizes no income when the restrictions finally lapse.  If a participant becomes vested in the shares, any appreciation between the grant date and the date the participant disposes of the shares is treated as a long-term or short-term capital gain or loss, depending on whether he or she held the shares for more than one year after the grant date and depending on the sale price.  If a participant forfeits restricted stock, the participant cannot take a tax deduction for that forfeiture.

Code Section 162(m).  Code section 162(m) imposes an annual $1,000,000 limit on the tax deduction allowable for compensation paid to the chief executive officer and to the three other highest-paid executives of a company whose equity securities are required to be registered under section 12 of the Securities Exchange Act of 1934, as amended, with an exception for compensation that constitutes so-called performance-based compensation.  To qualify as performance-based compensation, grants must be made by a committee consisting solely of two or more outside directors, the material terms of the performance-based compensation must be disclosed to and approved in advance by the company’s stockholders and the committee must certify that the performance standards are satisfied.  To qualify as performance-based compensation, the granting, issuance, vesting, or retention of the grant must be contingent upon satisfying one or more performance criteria.  The Plan Committee will have authority to grant performance-based awards of restricted stock and restricted stock units, but we expect that most awards under the Plan will not qualify as performance-based awards for purposes of the section 162(m) deduction limitation.

Code Sections 280G and 4999.  Code sections 280G and 4999 impose penalties on persons who pay and persons who receive so-called excess parachute payments.  A parachute payment is the value of any amount that is paid to company officers on account of a change in control.  If total parachute payments from all sources – including but not limited to stock-based compensation plans – equal or exceed three times an officer’s base amount, meaning his or her five-year average taxable compensation, a portion of the parachute payments will constitute an excess parachute payment.  Specifically, the amount of the parachute payments exceeding one times the base amount constitutes an excess parachute payment.  Because of Code section 4999, the officer must pay an excise tax equal to 20% of the total excess parachute payments.  This tax is in addition to other Federal, state, and local income, wage, and employment taxes imposed on the individual’s change-in-control payments.  Moreover, because of section 280G the company paying the compensation is unable to deduct the excess parachute payment, and the $1,000,000 limit on deductible compensation under Code section 162(m) is reduced by the amount of the excess parachute payment.

Benefits to which participants are entitled under the Plan and associated award agreements could constitute parachute payments under sections 280G and 4999 if a change in control occurs.  If this happens, the value of each participant’s parachute payment arising under the Plan must be combined with other parachute payments the same participant may be entitled to receive under other agreements or plans with us or a subsidiary, such as an employment agreement or a severance agreement.

Code Section 409A.  Code section 409A was added to the Internal Revenue Code by the American Jobs Creation Act of 2004.  Section 409A creates new rules for amounts deferred under so-called nonqualified deferred compensation plans.  Section 409A includes a broad definition of nonqualified deferred compensation plans, which may extend to various types of awards granted under the Plan.  The proceeds of any grant that is governed by section 409A are subject to a 20% excise tax if those proceeds are distributed before the recipient separates from service or before the occurrence of other specified events such as death, disability, or a change of control, all as defined in section 409A.  The Plan Committee intends to administer the Plan to avoid or minimize the impact of section 409A, which is borne principally by the employee, not the employer.  If necessary, the Plan Committee will amend the Plan to comply with section 409A.  By accepting an award, a participant agrees that the Plan Committee

(or our board of directors, as appropriate) may amend the Plan and the award agreement without any additional consideration if necessary to avoid penalties arising under section 409A, even if the amendment reduces, restricts, or eliminates rights that were granted under the Plan, the award agreement, or both before the amendment.

The Board of Directors recommends that stockholders vote “FOR” adoption of the 2009 Restricted Stock Plan.

PROPOSAL 3:  ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Pursuant to the recently enacted American Recovery and Reinvestment Act of 2009, as a recipient of TARP funds under the CPP, the Company must permit a separate, non-binding stockholder vote to approve the compensation of its Executive Officers at each annual meeting of stockholders for so long as the Company’s TARP funding remains outstanding.

This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the compensation earned by its Executive Officers as disclosed in this proxy statement.  The Company believes the detailed disclosure of compensation information provided in this proxy statement provides its stockholders with the information they need to make an informed decision as they weigh the pay of the Executive Officers in relation to the Company’s performance.  As described in the Compensation Discussion and Analysis, the Company believes that the compensation earned by its executives properly reflects its compensation philosophy and programs, which seek to align executive compensation with the long-term interests of its stockholders.  The Company encourages stockholders to read the Compensation Discussion and Analysis in its entirety before determining how to vote.

The non-binding proposal, as adopted by the Company’s Board of Directors, reads as follows:

“Resolved, that the Company’s stockholders approve the overall compensation earned by executive officers of the Company as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this proxy statement.”

Because the vote is advisory, it will not be binding upon the Board and will not be construed to create or imply any additional fiduciary duty of the members of the Board.  However, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation earned by the Company’s executive officers as described in the Compensation Discussion and Analysis, and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

PROPOSAL 4:  RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Under its charter, the Audit Committee is solely responsible for reviewing the qualifications of the Company’s independent public accountants and selecting the independent public accountants for the current fiscal year.  However, at the Annual Meeting, stockholders will be asked to vote on the ratification of the appointment of Plante & Moran, PLLC (“Plante Moran”) for fiscal 2009.  The Company’s independent public accountants for the fiscal year ended December 31, 2008 were Plante Moran.  The Company’s Audit Committee has selected Plante Moran as the Company’s independent public accountants for the fiscal year ending December 31, 2009.

Stockholder ratification of the selection of Plante Moran as the Company’s independent registered public accounting firm is not required.  However, the Board of Directors is submitting the selection of Plante Moran as the Company’s independent registered public accounting firm to the stockholders for ratification to learn the opinion of stockholders on this selection.  If the stockholders fail to ratify Plante Moran as the Company’s independent registered public accounting firm, the Audit Committee will reassess its appointment.  Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Management has invited representatives of Plante Moran to be present at the Annual Meeting and expects that they will attend.  If present, these representatives will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions from stockholders.

The Board of Directors recommends stockholders vote “FOR” ratification of the appointment of Plante & Moran, PLLC as the Company’s independent auditors for 2009.

PRINCIPAL ACCOUNTING FIRM FEES

Audit Fees.  The aggregate fees billed by Plante Moran for professional services rendered for the audit of the Company’s annual financial statements and the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for the fiscal year ended December 31, 2008, including the reviews of its financial statements included in the Company’s quarterly reports on Form 10-Q, were $267,900.

The aggregate fees billed by Plante Moran for professional services rendered for the audit of the Company’s annual financial statements and the audit of management’s assessment of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for the fiscal year ended December 31, 2007, including the reviews of its financial statements included in the Company’s quarterly reports on Form 10-Q, were $301,920.

Audit-Related Fees.  In 2008, services were provided by Plante Moran for consultation regarding the SEC Proxy filing in connection with TARP funds, consultation fees for other employee benefits plan issues, and assistance with SFAS 157 report disclosures.  The total amount of fees billed by Plante Moran for 2008 for these services was $4,560.

In 2007, services were provided by Plante Moran for preparation of Form 5500 and attachments for the Northern States Financial Corporation Employees Group Benefits Plan, and consultation fees for other employee benefits plan issues, and on financial matters and reporting standards such as the potential early adoption of FAS 159.  The total amount of fees billed by Plante Moran for 2007 for these services was $9,050.

Tax Fees.  The aggregate fees billed by Plante Moran in 2008 for professional services rendered for tax compliance, tax advice, tax planning and the preparation of federal and state income tax filings for the fiscal year ended December 31, 2007 and amended tax returns for 2003 to 2005 were $26,580.

The aggregate fees billed by Plante Moran in 2007 for professional services rendered for tax compliance, tax advice, tax planning and the preparation of federal and state income tax filings for the fiscal year ended December 31, 2006 were $24,495.

All Other Fees.  There were no other fees incurred or paid to Plante Moran during 2008 and 2007.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  For each proposed service, the independent auditors must provide detailed back-up documentation at the time of approval.  All of the services provided by the independent auditors in 2008 and 2007 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act (the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee assists the Board of Directors in carrying out its oversight responsibilities of the Company’s financial reporting process, audit process and internal controls over financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with management and the independent auditors, Plante Moran.  The committee also reviewed and discussed with Plante Moran the matters required to be discussed by SAS No. 61 (Communication with Audit Committees), as currently in effect,  and received and discussed the written disclosures and the letter from Plante Moran required by the Public Company Accounting Oversight Board, as currently in effect, regarding an independent accountant’s communications with an audit committee concerning independence.  The disclosures described the relationships and fee arrangements between the firm and the Company.  (Independence Discussions with Audit/Compliance Committees).  The Audit Committee has reviewed the relationship of the Company’s independent auditor with the Company, including audit fees and fees for other services rendered.  The Audit Committee does not believe that the rendering of these services by Plante Moran is incompatible with maintaining Plante Moran’s independence.  Consistent with these requirements and based on this review and discussions with management and Plante Moran, the Audit Committee, exercising its business judgment and based on the roles and responsibilities described in its charter, has recommended to the Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

The foregoing report is submitted by the Audit Committee.

Jack H. Blumberg	Harry S. Gaples	James A. Hollensteiner
Allan J. Jacobs (Chair)	Helen Rumsa

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal at the Company’s 2010 Annual Meeting of Stockholders and desires that the proposal be included in the Company’s Proxy Statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company’s principal executive offices not later than December 24, 2009.  As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company’s Proxy Statement for the Company’s 2010 Annual Meeting of Stockholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal, unless the Company receives notice of the matter to be proposed not later than March 9, 2010.  Even if proper notice is received on or prior to March 9, 2010, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.  Such proposals should be addressed to Helen Rumsa, Secretary, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085.

OTHER BUSINESS

At this date, management knows of no other business to be presented at the meeting which has not been described above.  If, however, some other matter should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons voting the proxy.

STOCKHOLDER COMMUNICATIONS

Generally, stockholders who have questions or concerns regarding the Company should contact by mail Fred Abdula, Chairman of the Board, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085 or by telephone at (847) 244-6000 Ext. 238 or Scott Yelvington, Executive Vice President, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085 or by telephone at (847) 244-6000 Ext. 201.  However, any stockholders who wish to address questions regarding the business or affairs of the Company directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Helen Rumsa, Secretary, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085.

Any employee, officer, stockholder or other interested party who has an interest in communicating with the Board of Directors regarding financial matters may do so by directing communication to the Chairman of the Audit Committee.

By Order of the Board of Directors, Helen Rumsa Secretary
Waukegan, Illinois April 23, 2009

Appendix A

2009 RESTRICTED STOCK PLAN
NORTHERN STATES FINANCIAL CORPORATION

ARTICLE 1

PURPOSE AND EFFECTIVE DATE

1.1           Purpose.  The purpose of this 2009 Restricted Stock Plan of Northern States Financial Corporation is to promote the long-term financial success of Northern States Financial Corporation, increasing stockholder value by providing employees and directors the opportunity to acquire an ownership interest in Northern States Financial Corporation and enabling Northern States Financial Corporation and its related entities to attract and retain the services of the employees and directors upon whom the successful conduct of Northern States Financial Corporation’s business depends.

1.2           Effective Date.  This Plan shall be effective when it is adopted by Northern States Financial Corporation’s board of directors and approved thereafter by the affirmative vote of Northern States Financial Corporation stockholders.

ARTICLE 2

DEFINITIONS

When used in this Plan, the following words, terms, and phrases have the meanings given in this Article 2 unless another meaning is expressly provided elsewhere in this document or is clearly required by the context.  When applying these definitions and any other word, term, or phrase used in this Plan, the form of any word, term, or phrase shall include any and all of its other forms.

2.1           Award means a grant of Restricted Stock or Restricted Stock Units, contingent upon satisfaction of conditions described in this Plan and in a Participant’s Award Agreement.

2.2           Award Agreement means the written or electronic agreement between Northern States Financial Corporation and each Participant containing the terms and conditions of an Award and the manner in which it will or may be earned.  If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan shall govern.

2.3           Director means a person who, on the date an Award is made to him or to her, is not an Employee but who is a member of Northern States Financial Corporation’s board of directors, a member of the board of directors of a Related Entity, or a member of the governing body of any unincorporated Related Entity.  For purposes of applying this definition, a Director’s status shall be determined as of the date an Award is made to him or to her.

2.4           Employee means any person who, on any applicable date, is a common law employee of Northern States Financial Corporation or a Related Entity.  A worker who is not classified as a common law employee but who is subsequently reclassified as a common law employee for any reason and on any basis shall be treated as a common law employee solely from the date reclassification occurs.  Reclassification shall not be applied retroactively for any purpose of this Plan.

2.5           Fair Market Value means the value of one share of Northern States Financial Corporation common stock, determined according to the following rules:  (x) if Northern States Financial Corporation common stock is traded on an exchange or on an automated quotation system giving closing prices, the reported closing price on the relevant date if it is a trading day and otherwise on the next trading day, (y) if Northern States Financial Corporation common stock is traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day and otherwise on the next trading day, or (z) if neither clause (x) nor clause (y) applies, the fair market value as determined by the Plan Committee in good faith.

2.6           Internal Revenue Code means the Internal Revenue Code of 1986, as amended or superseded after the date this Plan becomes effective under section 1.2, and any applicable rulings or regulations issued under the Internal Revenue Code of 1986.

2.7           Northern States Financial Corporation means Northern States Financial Corporation, a Delaware corporation.  Except for purposes of determining whether a Change in Control has occurred (according to Article 7), the term Northern States Financial Corporation also means any corporation or entity that is a successor to Northern States Financial Corporation or substantially all of its assets and that assumes the obligations of Northern States Financial Corporation under this Plan by operation of law or otherwise.

2.8           Participant means an Employee or Director to whom an Award is granted, for as long as the Award remains outstanding.

2.9           Plan means this 2009 Restricted Stock Plan of Northern States Financial Corporation, as the same may be amended from time to time.

2.10           Plan Committee means a committee of Northern States Financial Corporation’s board of directors consisting entirely of individuals (a) who are outside directors as defined in Treasury Regulation section 1.162-27(e)(3)(i), (b) who are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, (c) who do not receive remuneration from Northern States Financial Corporation or any Related Entity in any capacity other than as a director, except as permitted under Treasury Regulation section 1.162-27(e)(3), and (d) who are independent directors within the meaning of The Nasdaq Stock Market, Inc.’s rules.  The Plan Committee shall consist of at least three individuals.

2.11           Plan Year means Northern States Financial Corporation’s fiscal year.

2.12           Related Entity means an entity that is or becomes related to Northern States Financial Corporation through common ownership, as determined under Internal Revenue Code section 414(b) or (c) but modified as permitted under Treasury Regulation section 1.409A-1(b)(5)(iii)(E) and any successor to those regulations.

2.13           Restricted Stock means a share of Northern States Financial Corporation common stock, par value $0.40 per share, granted under Article 6 of this Plan.  Restricted Stock Unit means the right to receive a share of Northern States Financial Corporation common stock, par value $0.40 per share, granted under Article 6 of this Plan.

ARTICLE 3

PARTICIPATION

3.1           Awards to Employees.  Consistent with the terms of the Plan and subject to section 3.3, the Plan Committee alone shall decide which Employees will be granted Awards and shall determine the terms upon which Awards are granted and may be earned.  The Plan Committee may establish different terms and conditions for each Award, regardless of whether the Awards are granted at the same time or at different times.  The Plan Committee shall have exclusive authority to determine whether an Award qualifies or is intended to qualify for the exemption from the deduction limitations of Internal Revenue Code section 162(m) for performance-based compensation.

3.2           Awards to Directors.  Consistent with the terms of the Plan and subject to section 3.3, Northern States Financial Corporation’s board of directors alone may grant to Awards to Directors.

3.3           Conditions of Participation.  By accepting an Award, each Employee and Director agrees (x) to be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Plan Committee, and (y) that the Plan Committee (or Northern States Financial Corporation’s board of directors, as appropriate) may amend the Plan and the Award Agreements without any additional consideration if necessary to avoid penalties arising under Internal Revenue Code section 409A, even if the amendment reduces, restricts, or eliminates rights that were granted under the Plan, the Award Agreement, or both before the amendment.

ARTICLE 4

ADMINISTRATION

4.1           Duties.  The Plan Committee is responsible for administering the Plan and shall have all powers appropriate and necessary for that purpose.  Consistent with the Plan’s objectives, Northern States Financial Corporation’s board of directors and the Plan Committee may adopt, amend, and rescind rules and regulations relating to the Plan to protect Northern States Financial Corporation’s and Related Entities’ interests.  Consistent with the Plan’s objectives, Northern States Financial Corporation’s board of directors and the Plan Committee shall have complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan.  Actions of Northern States Financial Corporation’s board of directors and the Plan Committee shall be final, binding, and conclusive for all purposes and upon all persons.

4.2           Delegation of Duties.  In its sole discretion, Northern States Financial Corporation’s board of directors and the Plan Committee may delegate ministerial duties associated with the Plan to any person that it deems appropriate, including an Employee.  However, neither Northern States Financial Corporation’s board of directors nor the Plan Committee shall delegate a duty it must discharge to comply with the conditions for exemption of performance-based compensation from the deduction limitations of section 162(m).

4.3           Award Agreement.  As soon as administratively practical after an Award is made, the Plan Committee or Northern States Financial Corporation’s board of directors shall prepare and deliver an Award Agreement to each affected Participant.  The Award Agreement shall describe the terms of the Award and, if different from the terms of the Plan, describe (x) any conditions that must be satisfied before the Award is vested or earned, (y) any objective restrictions placed on the Award and any performance-related conditions and performance criteria that must be satisfied before those restrictions are released, and (z) any other applicable terms and conditions affecting the Award.

4.4           Indemnification.  Each individual who is or was a member of Northern States Financial Corporation’s board of directors or Plan Committee shall be indemnified and held harmless by Northern States Financial Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a director of Northern States Financial Corporation or as a Plan Committee member and against and from any and all amounts paid, with Northern States Financial

Corporation’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Northern States Financial Corporation director or as a Plan Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Northern States Financial Corporation director or as a Plan Committee member, but only if he or she gives Northern States Financial Corporation an opportunity at its expense to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf.  The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under Northern States Financial Corporation’s organizational documents, by contract, as a matter of law, or otherwise.

ARTICLE 5

LIMITS ON STOCK SUBJECT TO AWARDS

5.1           Number of Authorized Shares of Stock.  With any adjustments required by section 5.4, the maximum number of shares of Northern States Financial Corporation common stock that may be subject to Awards under this Plan is 400,000.  The shares of Northern States Financial Corporation common stock to be delivered under this Plan may consist in whole or in part of treasury stock or authorized but unissued shares not reserved for any other purpose.

5.2           Award Limits and Annual Participant Limits.  The aggregate number of shares of Northern States Financial Corporation common stock underlying Awards granted under this Plan to an individual Participant in any Plan Year, regardless of whether the Awards are thereafter forfeited, canceled, or terminated, shall not exceed 10% of the total number of shares issuable under the Plan.

5.3           Share Accounting.  (a) As appropriate, the number of shares of Northern States Financial Corporation common stock available for Awards under this Plan shall be conditionally reduced by the number of shares of Northern States Financial Corporation common stock subject to outstanding Awards.

(b)           As appropriate, the number of shares of Northern States Financial Corporation common stock available for Awards under this Plan shall be absolutely reduced by the number of shares of Northern States Financial Corporation common stock issued because of satisfaction of the terms of an Award Agreement.

(c)           As appropriate, shares of Northern States Financial Corporation common stock subject to an Award that for any reason is forfeited, canceled, or terminated without the issuance of Northern States Financial Corporation common stock may again be granted under the Plan.

5.4           Adjustment in Capitalization.  If after the date this Plan becomes effective under section 1.2 there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting Northern States Financial Corporation common stock, then consistent with the applicable provisions of Internal Revenue Code and associated regulations and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Plan Committee shall, in a manner the Plan Committee considers equitable, adjust (a) the number of Awards that may be granted to Participants during a Plan Year, (b) the aggregate number of shares available for Awards under section 5.1 or subject to outstanding Awards, as well as any share-based limits imposed under this Plan, (c) the number of shares and other limitations applicable to outstanding or subsequently granted Awards, and (d) any other factors, limits, or terms affecting any outstanding or subsequently granted Awards.

ARTICLE 6

AWARDS

6.1           Grant.  Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement, at any time during the term of this Plan the Plan Committee may grant shares of Restricted Stock or Restricted Stock Units to Employees and Northern States Financial Corporation’s board of directors may grant shares of Restricted Stock or Restricted Stock Units to Directors.  Restricted Stock and Restricted Stock Units may be granted at no cost or at a price per share determined by the Plan Committee or the board of directors, which may be less than the Fair Market Value of a share of Northern States Financial Corporation common stock on the date of grant.

6.2           Vesting.  Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement and unless otherwise specified in the Award Agreement –

(a)           terms, restrictions, and conditions imposed on Restricted Stock and Restricted Stock Units granted to Employees and Directors shall lapse as described in the Award Agreement,

(b)           during the period in which satisfaction of the conditions imposed on Awards is to be determined, the Award and any shares of common stock issuable as a dividend or other distribution on the Award shall be held by Northern States Financial Corporation as escrow agent,

(c)           at the end of the period in which satisfaction of the conditions imposed on Awards is to be determined, Awards shall be (x) forfeited if all terms, restrictions, and conditions described in the Award Agreement are not satisfied (with a refund, without interest, of any consideration paid by the Participant), or (y) considered vested and shall be released from escrow and shares of Northern States Financial Corporation common stock shall be distributed to the Participant as soon as practicable after the last day of the period in which satisfaction of the conditions imposed on Awards is to be determined if all terms, restrictions, and conditions specified in the Award Agreement are satisfied.  Any Award relating to a fractional share of Northern States Financial Corporation common stock shall be rounded to the next whole share when settled.

6.3           Rights Associated With Restricted Stock and Restricted Stock Units.  During the period in which satisfaction of the conditions imposed on Awards is to be determined and unless the Award Agreement specifies otherwise, Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.  Except as otherwise required for compliance with the conditions for exemption of performance-based compensation from the deduction limitations of Internal Revenue Code section 162(m) and except as otherwise required by the terms of the applicable Award Agreement, during the period in which satisfaction of the conditions imposed on an Award is to be determined, each Participant to whom Restricted Stock is issued may exercise full voting rights associated with that Restricted Stock and shall be entitled to receive all dividends and other distributions on that Restricted Stock; provided, however, that if a dividend or other distribution is paid in the form of shares of common stock, those shares shall also be considered Restricted Stock and shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock to which the dividend or distribution relates.  Restricted Stock Units shall not have voting rights or the right to receive dividends, except that an Award Agreement for Restricted Stock Units may specify that a Participant’s Restricted Stock Units shall be credited with dividend equivalents.

6.4           Termination of Employment or Director Service.  Unless specified otherwise in the Award Agreement or in this Plan, the portion of a Participant’s outstanding Award that is unvested and held in escrow shall be forfeited when the Participant’s employment or director service terminates.

6.5           Internal Revenue Code Section 83(b) Election.  The Plan Committee may provide in an Award Agreement that the Award is conditioned upon the Participant making or refraining from making an election under Internal Revenue Code section 83(b).  If a Participant makes an election under Internal Revenue Code section 83(b) concerning a Restricted Stock Award, the Participant must promptly file a copy of the election with Northern States Financial Corporation.

ARTICLE 7

EFFECT OF A CHANGE IN CONTROL

7.1           Definition of Change in Control.  The term “Change in Control” shall have the meaning given in any written agreement between the Participant and Northern States Financial Corporation or a Related Entity.  However, if an Award is subject to Internal Revenue Code section 409A, the term Change in Control shall have the meaning given in section 409A.  If an Award is not subject to Internal Revenue Code section 409A and if the term Change in Control is not defined in a written agreement between the Participant and Northern States Financial Corporation or a Related Entity, any of the following events occurring on or after the date this Plan becomes effective under section 1.2 shall constitute a Change in Control –

(a)           Change in board composition.  If individuals who constitute Northern States Financial Corporation’s board of directors on the date this Plan becomes effective under section 1.2 (the “Incumbent Directors”) cease for any reason to constitute a majority of the board of directors.  A person who becomes a director after the date this Plan becomes effective and whose election or nomination for election is approved by a vote of at least two-thirds (2/3) of the Incumbent Directors on the board of directors shall be deemed to be an Incumbent Director.  The necessary two-thirds approval may take the form of a specific vote on that person’s election or nomination or it may take the form of approval of Northern States Financial Corporation’s proxy statement in which the person is named as a nominee for director, without written objection by Incumbent Directors to the nomination.  A person elected or nominated as a director of Northern States Financial Corporation initially as the result of an actual or threatened director-election contest or any other actual or threatened solicitation of proxies by or on behalf of any person other than Northern States Financial Corporation’s board of directors shall never be considered an Incumbent Director unless at least two-thirds (2/3) of the Incumbent Directors specifically vote to treat that person as an Incumbent Director.

(b)           Significant ownership change.  If any person directly or indirectly is or becomes the beneficial owner of securities whose combined voting power in the election of Northern States Financial Corporation’s directors is –

1)           50% or more of the combined voting power of all of Northern States Financial Corporation’s outstanding securities eligible to vote for the election of Northern States Financial Corporation directors,

2)           25% or more, but less than 50%, of the combined voting power of all of Northern States Financial Corporation’s outstanding securities eligible to vote in the election of Northern States Financial Corporation’s directors, except that an event described in this paragraph (b)(2) shall not constitute a Change in Control if it is the result of any of the following acquisitions of Northern States Financial Corporation’s securities –

(i)           by Northern States Financial Corporation or a Related Entity, reducing the number of Northern States Financial Corporation securities outstanding (unless the person thereafter becomes the beneficial owner of additional securities that are eligible to vote in the election of Northern States Financial Corporation directors, increasing the person’s beneficial ownership by more than one percent),

(ii)           by or through an employee benefit plan sponsored or maintained by Northern States Financial Corporation or a Related Entity and described (or intended to be described) in Internal Revenue Code section 401(a),

(iii)           by or through an equity compensation plan maintained by Northern States Financial Corporation or a Related Entity, including this Plan and any program described in Internal Revenue Code section 423,

(iv)           by an underwriter temporarily holding securities in an offering of securities,

(v)           in a Non-Control Transaction, as defined in section 7.1(c), or

(vi)           in a transaction (other than one described in section 7.1(c)) in which securities eligible to vote in the election of Northern States Financial Corporation directors are acquired from Northern States Financial Corporation, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition shall not constitute a Change in Control.

(c)           Merger.  Consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving Northern States Financial Corporation or a Related Entity and requiring approval of Northern States Financial Corporation’s stockholders, whether for the transaction or for the issuance of securities in the transaction (a “Business Combination”), unless immediately after the Business Combination –

1)           more than 50% of the total voting power of either (x) the corporation resulting from consummation of the Business Combination (the “Surviving Corporation”) or, if applicable, (y) the ultimate parent corporation that directly or indirectly beneficially owns 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”) is represented by securities that were eligible to vote in the election of Northern States Financial Corporation directors and that were outstanding immediately before the Business Combination (or, if applicable, represented by securities into which the Northern States Financial Corporation securities were converted in the Business Combination), and that voting power among the holders thereof is in substantially the same proportion as the voting power of securities eligible to vote in the election of Northern States Financial Corporation directors among the holders thereof immediately before the Business Combination,

2)           no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the Surviving Corporation or the Parent Corporation) directly or indirectly is or becomes the beneficial owner of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and

3)           at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors when the initial agreement providing for the Business Combination was approved by Northern States Financial Corporation’s board of directors.

A Business Combination satisfying all of the criteria specified in clauses (1), (2), and (3) of this section 7.1(c) shall constitute a “Non-Control Transaction,” or

(d)           Sale of Assets.  If Northern States Financial Corporation’s stockholders approve a plan of complete liquidation or dissolution of Northern States Financial Corporation or a sale of all or substantially all of its assets, but in any case if and only if Northern States Financial Corporation’s assets are transferred to an entity not owned directly or indirectly by Northern States Financial Corporation or its stockholders.

7.2           Effect of Change in Control.  If a Change in Control occurs, the Plan Committee shall have the right in its sole discretion to –

(a)           accelerate the vesting of Awards, despite any limitations contained in the Plan or Award Agreement,

(b)           cancel any or all outstanding unvested Awards in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property, or any combination thereof that the holder of the unvested Award would have received upon consummation of the Change-in-Control transaction (the “Acquisition Consideration”) had the Award been vested before the transaction, less any applicable exercise or purchase price, or convert the unvested Award into restricted shares or units relating to the surviving or new corporation in the transaction, or

(c)           take such other action as it deems appropriate to preserve the value of the Award to the Participant.

The Plan Committee may provide for any of the foregoing actions in an Award Agreement in advance, may provide for any of the foregoing actions in connection with the Change in Control, or both.  Alternatively, the Plan Committee shall also have the right to require any purchaser of Northern States Financial Corporation’s assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as such purchaser may determine to be appropriate or desirable.  The manner of application and interpretation of the provisions of this section 7.2 shall be determined by the Plan Committee in its sole and absolute discretion.  Despite any provision of this Plan or an Award Agreement to the contrary, a Participant shall not be entitled to any amount under this Plan if he or she acted in concert with any person to effect a Change in Control, unless the Participant acted at the specific direction of Northern States Financial Corporation’s board of directors and in his or her capacity as an employee of Northern States Financial Corporation or a Related Entity.  For purposes of this Plan the term “person” shall be as defined in section 3(a)(9) and as used in sections 13(d)(3) and 14(d) (2) of the Securities Exchange Act of 1934, and the terms “beneficial owner” and “beneficial ownership” shall have the meaning given in the Securities and Exchange Commission’s Rule 13d-3 under the Securities Exchange Act of 1934.

The Plan Committee shall not have the discretion, however, to accelerate the vesting or exercisability of any Award held by a Covered Officer to the extent that (x) the Award is eligible for the exemption of performance-based compensation from the deduction limitation of Internal Revenue Code section 162(m) and (y) the existence of the Plan Committee’s authority to accelerate vesting or exercisability or actual acceleration of vesting or exercisability would render unavailable for the Award the exemption of performance-based compensation from the deduction limitation of Internal Revenue Code section 162(m).  For this purpose the term “Covered Officer” means those Employees whose compensation is or likely will be subject to limited deductibility under Internal Revenue Code section 162(m) as of the last day of any calendar year.

ARTICLE 8

AMENDMENT, MODIFICATION, AND TERMINATION OF THIS PLAN

Northern States Financial Corporation may terminate, suspend, or amend the Plan at any time without stockholder approval, unless stockholder approval is necessary to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule or regulation, (b) the Internal Revenue Code, which requirements may include qualification of an Award as performance-based compensation under Internal Revenue Code section 162(m), or (c) any securities exchange, market, or other quotation system on or through which Northern States Financial Corporation’s securities are listed or traded.  However, no Plan amendment shall (x) result in the loss of a Plan Committee member’s status as a “non-employee director,” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule or regulation, (y) cause the Plan to fail to satisfy the requirements imposed by Rule 16b-3, or (z) without the affected Participant’s consent (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification, or termination.  Despite any provision in the Plan, including this Article 8, to the contrary, Northern States Financial Corporation shall have the right to amend the Plan and any Award Agreements without additional consideration to affected Participants if amendment is necessary to avoid penalties arising under Internal Revenue Code section 409A, even if the amendment reduces, restricts, or eliminates rights granted under the Plan, the Award Agreement, or both before the amendment.

ARTICLE 9

ISSUANCE OF SHARES AND SHARE CERTIFICATES

9.1           Delivery of Share Certificates.  Northern States Financial Corporation shall not be required to issue or deliver any certificates until all of the following conditions are fulfilled –

(a)           payment in full for the shares and for any tax withholding,

(b)           completion of any registration or other qualification of the shares the Plan Committee in its discretion deems necessary or advisable under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body,

(c)           if Northern States Financial Corporation common stock is listed on The Nasdaq Stock Market or another exchange, admission of the shares to listing on The Nasdaq Stock Market or the other exchange,

(d)           if the offer and sale of shares of Northern States Financial Corporation common stock are not registered under the Securities Act of 1933, qualification of the offer and sale as a private placement under the Securities Act of 1933 or qualification under another registration exemption under the Securities Act of 1933,

(e)           obtaining any approval or other clearance from any Federal or state governmental agency the Plan Committee in its discretion determines to be necessary or advisable, and

(f)           the Plan Committee is satisfied that the issuance and delivery of shares of Northern States Financial Corporation common stock under this Plan complies with applicable Federal, state, or local law, rule, regulation, or ordinance or any rule or regulation of any other regulating body, for which the Plan Committee may seek approval of Northern States Financial Corporation’s counsel.

9.2           Applicable Restrictions on Shares.  Shares of Northern States Financial Corporation common stock issued may be subject to such stock transfer orders and other restrictions as the Plan Committee may determine are necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which Northern States Financial Corporation common stock is listed, and any other applicable Federal or state law.  Certificates for the common stock may bear any restrictive legends the Plan Committee considers appropriate.

9.3           Book Entry.  Instead of issuing stock certificates evidencing shares, Northern States Financial Corporation may use a book entry system in which a computerized or manual entry is made in the records of Northern States Financial Corporation to evidence the issuance of shares of Northern States Financial Corporation common stock.  Northern States Financial Corporation’s records are binding on all parties, unless manifest error exists.

ARTICLE 10

MISCELLANEOUS

10.1           Assignability.  Except as described in this section, an Award may not be transferred except by will or by the laws of descent and distribution.  However, with the permission of the Plan Committee a Participant or a specified group of Participants may transfer Awards to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards to a member of the Participant’s immediate family, a revocable or irrevocable trust established solely for the benefit of the Participant’s immediate family, a partnership or limited liability company whose only partners or members are members of the Participant’s immediate family, or an organization described in Internal Revenue Code section 501(c)(3).  An Award transferred to one of these permitted transferees shall continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Plan Committee.  A permitted transferee may not retransfer an Award except by will or by the laws of descent and distribution, and the transfer by will or by the laws of descent and distribution must be a transfer to a person who would be a permitted transferee according to this section 10.1.

10.2           No Implied Rights to Awards or Continued Services.  No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of Participants under this Plan.  Nothing in the Plan guarantees or shall be construed to guarantee that any Participant will receive a future Award.  Neither this Plan nor any Award shall be construed as giving any individual any right to continue as an Employee or Director of Northern States Financial Corporation or a Related Entity.  Neither the Plan nor any Award shall constitute a contract of employment, and Northern States Financial Corporation expressly reserves to itself and all Related Entities the right at any time to terminate employees free from liability or any claim under this Plan.

10.3           Tax Withholding.  (a) Northern States Financial Corporation shall withhold from other amounts owed to the Participant or require a Participant to remit to Northern States Financial Corporation an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Award or cancellation of an Award or purchase of stock.  If these amounts are not to be withheld from other payments due to the Participant or if there are no other payments due to the Participant, Northern States Financial Corporation shall defer payment of cash or issuance of shares of stock until the earlier of (x) 30 days after the settlement date, or (y) the date the Participant remits the required amount.

(b)           If the Participant does not remit the required amount within 30 days after the settlement date, Northern States Financial Corporation shall permanently withhold from the value of the

Awards to be distributed the minimum amount required to be withheld to comply with applicable Federal, state, and local income, wage, and employment taxes, distributing the remainder to the Participant.

(c)           In its sole discretion, which may be withheld for any reason or for no reason, the Plan Committee may permit a Participant to reimburse Northern States Financial Corporation for this tax withholding obligation through one or more of the following methods, subject to conditions the Plan Committee establishes –

1)           having shares of stock otherwise issuable under the Plan withheld by Northern States Financial Corporation, but only to the extent of the minimum amount that must be withheld to comply with applicable state, Federal, and local income, employment, and wage tax laws,

2)           delivering to Northern States Financial Corporation previously acquired shares of Northern States Financial Corporation common stock,

3)           remitting cash to Northern States Financial Corporation, or

4)           remitting a personal check immediately payable to Northern States Financial Corporation

10.4           No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of Northern States Financial Corporation to establish other plans or to pay compensation to its employees or directors in cash or property in a manner not expressly authorized under the Plan.

10.5           Governing Law.  The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws, other than laws governing conflict of laws, of the State of Illinois.  This Plan is not intended to be governed by the Employee Retirement Income Security Act of 1974.  The Plan shall be construed and administered in a manner consistent with that intent.

10.6           No Impact on Benefits.  Plan Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in benefit calculations.

10.7           Securities and Exchange Commission Rule 16b-3.  The Plan is intended to comply with all applicable conditions of Securities and Exchange Commission Rule 16b-3 under the Securities Exchange Act of 1934, as that rule may be amended from time to time.  All transactions involving a Participant who is subject to beneficial ownership reporting under section 16(a) of the Securities Exchange Act of 1934 shall be subject to the conditions set forth in Rule 16b-3, regardless of whether the conditions are expressly set forth in this Plan, and any provision of this Plan that is contrary to Rule 16b-3 shall not apply to that Participant.

10.8           Internal Revenue Code Section 162(m).  The Plan is intended to comply with applicable requirements of section 162(m) for exemption of performance-based compensation from the deduction limitations of section 162(m).  Unless the Plan Committee expressly determines otherwise, any provision of this Plan that is contrary to those section 162(m) exemption requirements shall not apply to an Award that is intended to qualify for the exemption for performance-based compensation.

10.9           Successors.  All obligations of Northern States Financial Corporation under Awards granted under this Plan are binding on any successor to Northern States Financial Corporation, whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of Northern States Financial Corporation.

10.10        Severability.  If any provision of this Plan or the application thereof to any person or circumstances is held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of this Plan or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

10.11        No Golden Parachute Payments.  Despite any provision in this Plan or in an Award Agreement to the contrary, Northern States Financial Corporation shall not be required to make any payment under this Plan or an Award Agreement that would be a prohibited golden parachute payment within the meaning of section 18(k) of the Federal Deposit Insurance Act.

ANNUAL MEETING OF STOCKHOLDERS OF

NORTHERN STATES FINANCIAL CORPORATION

May 21, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12531

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:			2. Approval of the 2009 Restricted Stock Plan.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: O Fred Abdula	3. Approval of an advisory (non-binding) vote on executive compensation.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Kenneth W. Balza O Theodore A. Bertrand O Jack H. Blumberg O Frank J. Furlan	4. Ratification of the appointment of Plante & Moran, PLLC as independent auditors of the Company for the year ending December 31, 2009.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	O Harry S. Gaples O James A. Hollensteiner O Allan J. Jacobs O Raymond M. Mota O Helen Rumsa O Scott Yelvington	5. Such other business as may properly come before the meeting, including whether or not to adjourn the meeting, and any adjournments thereof.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
Signature of Stockholder		Date:	Signature of Stockholder	Date:
Note:Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

NORTHERN STATES FINANCIAL CORPORATION

Annual Meeting of Stockholders May 21, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Northern States Financial Corporation hereby appoints Fred Abdula and Frank Furlan as proxies, each with the power to appoint a substitute and hereby authorizes them to vote all such shares of such Company as to which the undersigned is entitled to vote at the Annual Meeting of Stockholders of such Company and at all adjournments thereof, to be held at NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois on Thursday, May 21, 2009 at 4:30 P.M. in accordance with the following instructions.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE WITH RESPECT TO ANY OR ALL OF THE PROPOSALS, THE SHARES WILL BE VOTED "FOR" EACH OF THE PROPOSALS PRESENTED FOR WHICH NO SPECIFICATION IS MADE.

(Continued and to be signed on the reverse side)